                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE               [LOGO]                    JULY 25, 2001

                18% EBITDA GROWTH FROM USA'S OPERATING BUSINESSES
               TOTAL EBITDA GROWS 28% ON 21% HIGHER REVENUE IN Q2
               COMPANY EMERGING AS LEADER IN INTERACTIVE COMMERCE

NEW YORK, July 25, 2001 - USA Networks, Inc. (NASDAQ: USAI) reported results today for its quarter ended June 30, 2001. Highlights are presented on a pro forma comparative basis to the same period last year.

HIGHLIGHTS
 o USA's OPERATING BUSINESSES increased EBITDA by 18% to a record $290.9 million on 18% higher revenue to a record $1.278 billion. Three of USA's largest divisions posted all-time best quarters: USA Network, Ticketmaster, and HRN.

 o USA's COMBINED BUSINESSES grew EBITDA by 28% to a record $249.3 million on 21% higher revenue to a record $1.371 billion. Operating margins expanded to 18.2% from 17.1% for the combined businesses.

 o CABLE AND STUDIOS increased revenue by 14% to $444.2 million and EBITDA by 23% to $171.3 million. EBITDA grew 17% at USA Network, 11% at SCI FI, and 123% at Studios USA.

 o HSN grew its combined revenue by 15% to $462 million (including 11% growth in the U.S.) and EBITDA by 7% to $61.1 million. HSN attracted 525,000 new customers in the U.S. during the period, a 12% increase versus Q2 '00. HSN.com grew revenue by more than 350% from the year-ago period.

 o HOTEL RESERVATIONS NETWORK increased revenue by 77% to $138.3 million and EBITDA by 62% to $21 million. HRN increased the number of its mostly-exclusive affiliates to nearly 21,000 affiliates during the period.

 o USA INTERNET COMMERCE GROUP grew revenue by 79% to $238 million and EBITDA by 81% to $43 million. The group expects to be second in profitability only to eBay in retail transactions conducted over the Internet this year. USA ICG is comprised of HSN.com, Hotel Reservations Network, Ticketmaster.com and Match.com.

 o USA TRAVEL GROUP is expected to generate approximately $4 billion in pro forma gross bookings in 2001, more than any other interactive travel company. Including all of its interactive businesses, USA's pro forma share of retail transactions conducted via the Internet and television in the U.S. is expected to grow to an estimated 9% in 2001. USA Travel Group will consist of HRN, USA Travel Channel, and pending acquisitions Expedia and National Leisure Group.


                             M E D I A   R E L E A S E
            152 West 57th Street, 42nd Floor New York, New York 10019
                         212.314.7300 Fax 212.314.7309

FINANCIAL RESULTS

On a comparative pro forma basis, USA reported the following, excluding discontinued operations (USA Broadcasting):

                                                     ACTUAL      PRO FORMA
     ($ IN MILLIONS)                                 Q2 01         Q2 00       GROWTH
                                                     ------       -------      ------
     REVENUES - OPERATING BUSINESSES
     Cable and studios......................          $444.2       $390.7        14%
     Electronic retailing - U.S.............           381.8        344.0        11%
     Electronic retailing - Germany.........            80.2         57.1        40%
     Ticketing..............................           163.9        143.0        15%
     Hotel reservations.....................           138.3         78.1        77%
     Teleservices...........................            75.6         70.2         8%
     Intersegment elimination...............            (6.5)      --
                                                   ---------     --------      -----
         SUB-TOTAL - OPERATING..............         1,277.5      1,083.1       18%
Euro exchange rate fluctuation (a)..........           (13.8)        (6.7)

     REVENUES - EMERGING BUSINESSES
     Citysearch, Match.com, and related.....            23.1         20.2
     Styleclick.............................             2.4          6.3
     Electronic Commerce Solutions..........             6.0          3.8
     HSN - other international..............             7.5          3.6
     USA Films..............................            62.6         20.8
     TRIO, NWI, Crime and emerging media....             6.2          3.7
                                                   ---------     --------
         SUB-TOTAL - EMERGING...............           107.7         58.4
                                                   ---------     --------      -----
         TOTAL..............................        $1,371.4     $1,134.9        21%
                                                   ---------     --------      -----
                                                   ---------     --------      -----

     EBITDA - OPERATING BUSINESSES
     Cable and studios......................          $171.3       $139.4        23%
     Electronic retailing - U.S.............            55.2         52.6         5%
     Electronic retailing - Germany.........             5.9          4.7        24%
     Ticketing..............................            35.5         31.6        13%
     Hotel reservations.....................            21.0         12.9       62%
     Teleservices...........................            10.2         11.9      (15%)
     Corporate and other....................            (8.2)        (6.8)
                                                   ---------     --------      -----
         SUB-TOTAL - OPERATING..............           290.9        246.3       18%
     Euro exchange rate fluctuation (a).....            (1.0)        (0.6)
     Nonrecurring charges (b)...............                         (7.8)

     EBITDA - EMERGING BUSINESSES
     Citysearch, Match.com, and related.....            (8.2)       (15.3)
     Styleclick.............................            (5.8)       (15.2)
     Electronic Commerce Solutions..........            (8.6)        (6.3)
     HSN - other international..............            (7.5)        (2.5)
     USA Films..............................             0.6         (2.3)
     TRIO, NWI, Crime and emerging media....            (2.4)        (2.0)
     Intersegment elimination...............            (3.9)      --
                                                   ---------     --------      -----
         SUB-TOTAL - EMERGING...............           (35.8)       (43.5)
     Styleclick restructuring charge (c)....            (4.8)        --
         TOTAL..............................          $249.3       $194.4        28%
                                                   ---------     --------      -----
                                                   ---------     --------      -----

o Excludes results from USA Broadcasting, the sale of which to Univision was announced in December 2000.
o Presented as if the acquisition of Styleclick had occurred at the beginning of the periods presented.
o EBITDA is defined as net income plus (1) provision for income taxes, (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees ($10.6 million and $8.3 million, respectively), and (6) amortization of non-cash distribution and marketing expense and non-cash compensation.
(a) In order to present comparable results for HSN Germany, the results have been translated from Euros to U.S. dollars at a constant exchange rate.
(b) Represents one-time compensation expense related to a consulting agreement with a senior executive recognized in Q2 '00.
(c) Represents non-recurring cash costs related to consolidating Styleclick's operations in Chicago and the shutdown of the FirstAuction.com website.

                                   -- More --

BUSINESS MIX

62% of USA's Q2 revenue came from direct consumer transactions, 23% was derived from subscriptions and production fees, and 15% was advertising-related. The operating business reported the following:

                                                               ACTUAL     PRO FORMA
     ($ IN MILLIONS)                                           Q2 01        Q2 00      GROWTH       MIX
                                                               ------      -------     ------       ---
     REVENUES - OPERATING BUSINESSES
     Entertainment...................................            $444.2      $390.7       14%       35%
     Electronic retailing............................             462.0       401.1       15%       36%
     Information and Services........................             377.8       291.3       30%       30%
     Intersegment elimination........................              (6.5)         --                 (1%)
                                                               --------    --------      ---       ----
         TOTAL.......................................          $1,277.5    $1,083.1      18%       100%
                                                               ========    ========      ===       ====

     EBITDA - OPERATING BUSINESSES
     Entertainment...................................            $171.3      $139.4       23%       59%
     Electronic retailing............................              61.1        57.3        7%       21%
     Information and Services........................              66.7        56.4       18%       23%
     Corporate and other.............................              (8.2)       (6.8)                (3%)
                                                               --------    --------      ---       ----
         TOTAL.......................................            $290.9      $246.3      18%       100%
                                                                 ======      ======      ===       ====


CASH NET INCOME AND EARNINGS PER SHARE

                                                                               PRO FORMA (a) (b)
                                                                Q2 01 (a)          Q2 00
                                                                -----              ------
     Fully converted cash net income per share.......             0.14              0.11
     Fully converted earnings per share..............             0.04             (0.01)

     Cash net income per share.......................             0.20              0.17
     Basic loss per share............................            (0.02)            (0.07)

(a) Amounts based on net income before gain on sale of broadcasting stations in Q2 '01, which the Company estimates will be in the $40 million - $50 million range and will be disclosed in the Company's 10-Q, and before loss from discontinued operations in Q2 '00 of $15.2 million.
(b) Excluding one-time expense ($10.6 million, pre-tax in Q2 '01, and $11.6 million, pre-tax, in Q2 `00).

Due to regulatory restrictions, Universal and Liberty own a significant portion of their interests in USA through USA subsidiaries. This structure causes USA to record net losses in situations where net income would otherwise have been recorded if their ownership were entirely in USA common stock. Fully converted earnings and fully converted cash net income reflect the impact as if all shares exchangeable into common stock had been exchanged during the period.

                                   -- More --

ENTERTAINMENT HIGHLIGHTS

USA NETWORK grew EBITDA 17% to $123.3 million on 6% higher revenue of $221.4 million, its best quarter in its 24 years.
 o USA tied Lifetime as primetime's highest-rated cable network in June. USA was the 2nd highest-rated cable network in the second quarter with an average 1.8 rating in primetime.
 o Excluding WWF from Q2 `00, USA's primetime delivery increased by 13% in Adults 25-54 and 25% in Adults 18-34.
 o WATERBOY achieved a 5.1 rating, becoming the highest-rated network-window movie premiere in USA's history. USA delivered four of the five highest-rated theatrical network premieres in basic cable during the first half of 2001.
 o The DAYTIME MOVIE averaged a 0.8 rating and increased delivery of Adults 25-54 by 36%. The SATURDAY AFTERNOON MOVIE block averaged a 1.3 rating, and the new strategy to target female viewers yielded a 58% increase in delivery of Women 25-54. Monday - Saturday primetime movies averaged a 1.8 in Q2, increasing delivery of Adults 25-54 by 19%.
 o JAG, cable's top-rated acquired strip series, improved its ratings by 17% from Q2 '00.
 o Sunday Prime averaged a 1.5 rating in Q2, up 15%. Delivery of targeted Men 25-54 improved by 37%.
 o USA's two-week coverage of the 2001 FRENCH OPEN TENNIS TOURNAMENT averaged a 0.7 rating, up 40% from 2000.
 o USA renewed its deal with the PGA Tour through 2007, increasing its coverage to 35 events annually and adding year-round weekend programming. The deal also provides for USA to be the Tour's exclusive interactive commerce partner.
 o USA Network has been one of the highest-rated cable networks for more than a decade.

SCI FI increased EBITDA by 11% to $27.8 million on 1% lower revenue of $70.3 million.
 o SCI FI averaged a 0.8 primetime rating in Q2 and household delivery of 547,000, an increase of 9% from Q2 '00.
 o   SCI FI's Friday night originals - INVISIBLE MAN, FARSCAPE and OUTER LIMITS
     - have increased delivery of Adults 25-54 by 22% and are out delivering TBS, A&E, Comedy Central, Discovery, ESPN and FX in Adults 25-54 in that time period.
 o CROSSING OVER WITH JOHN EDWARD on Sunday saw delivery of Women 25-54 increase by 35%.
 o SCI FI continues to have the highest concentration of adult viewers 25-54 of any network on television, while ranking in the top 10 among basic cable networks in its delivery of Adults, Women and Men 25-54.
 o   SCI FI is the #1 provider of original scripted series in cable primetime.

STUDIOS USA, net, grew EBITDA by 123% to $20.2 million on 38% higher revenue to a record $152.5 million.
 o Over 20 million watched LAW & ORDER'S season finale -- the largest audience for a finale in the show's 11-year history.
 o LAW & ORDER: SVU averaged 13.3 million weekly viewers during the 2000-01 season, 9% higher than last season.
 o THE DISTRICT, the #1 series in Saturday primetime, was also the 2nd highest rated new television drama in 2000-01.
 o   INVISIBLE MAN, which airs both on SCI FI and in syndication, is averaging
     2.9 million viewers per week.
 o MAURY is averaging nearly 4 million viewers a day, and its #4 ranking among talk shows is a 10-year best for Mr. Povich.
 o Studios USA received orders for two new drama series for the 2001-02 season: THE AGENCY and LAW & ORDER: CRIMINAL INTENT. This brings the amount of Studios USA primetime programming on the major networks to 5 hours, its new record.
 o Studios USA is the #3 producer of primetime and first-run syndicated programming, including two of the top four syndicated talk shows and two of the top ten primetime dramas.

                                   -- More --

CABLE AND STUDIOS:

                                                                 Q2 01      Q2 00     GROWTH
                                                                 -----      -----     ------
     Revenue ($ IN MILLIONS):
         USA Network.................................             $221.4     $208.9        6%
         SCI FI......................................               70.3       71.3      (1%)
         Studios, net................................              152.5      110.5       38%
                                                                 -------   --------     -----
               Total.................................             $444.2     $390.7       14%
                                                                  ======     ======    ======

     EBITDA ($ IN MILLIONS):
         USA Network.................................             $123.3     $105.4       17%
         SCI FI......................................               27.8       24.9       11%
         Studios, net................................               20.2        9.1      123%
                                                                 -------   --------     -----
               Total.................................             $171.3     $139.4       23%
                                                                  ======     =======    =====

     Households (IN MILLIONS @ 6/30):
         USA Network.................................               81.9       78.2        5%
         SCI FI......................................               70.9       62.7       13%

Advertising and other revenue / affiliate revenue:
         USA Network mix.............................              59:41       59:41
         SCI FI mix..................................              66:34       66:34

USA FILMS
USA Home Entertainment's home video release of TRAFFIC debuted at #1 and was the 3rd best selling DVD in the U.S. during Q2. The widely acclaimed TRAFFIC has grossed more than $200 million at the worldwide box office. USA Films' theatrical releases in Q2 were ONE NIGHT AT MCCOOL'S, BLOODY ANGELS, WHATEVER HAPPENED TO HAROLD SMITH and PANDEMONIUM. USA's future release THE MAN WHO WASN'T THERE shared the Best Director prize at the 2001 Cannes Film Festival.




                                   -- More --

ELECTRONIC RETAILING HIGHLIGHTS

HSN increased EBITDA by 5% to $55.2 million on 11% higher revenue of $381.8 million in the United States.
 o HSN added approximately 525,000 new customers during the period, a 12% increase over Q2 '00.
 o HSN.com shipped 1.1 million packages during the first half of 2001, a 500%+ increase from the same period in 2000.
 o HSN acquired the IMPROVEMENTS brand catalog from Hanover Direct, adding to HSN's array of shopping platforms.
 o Customer orders are being filled 17% faster versus last year and fulfillment-related customer service calls have declined by 25% as a result of HSN's ongoing investments to enhancing the customer's shopping experience. HSN's more highly skilled representatives have increased upselling "take rates" on inbound calls by 160%, thereby driving incremental sales without using TV airtime.

                                                                    Q2 01      Q2 00   GROWTH
                                                                    -----      -----   ------
U.S. units shipped (IN MILLIONS).....................                9.1        8.1     12%
     On air gross profit %...........................               33.3%      34.7%
     On air return rate..............................               20.0%      19.6%
On air product mix:
         Homegoods...................................               48%        46%
         Jewelry.....................................               27%        28%
         Health / Beauty.............................               12%        13%
         Apparel / Accessories.......................               13%        13%

HSN cable / DBS homes (IN MILLIONS @ 6/30)...........               69.2       63.2       9%
HSN total homes (IN MILLIONS @ 6/30).................               80.8       76.4       6%

HSN - INTERNATIONAL
 o HSN International introduced Home Shopping Europe as the new European brand for modern home shopping, including the German, Italian, French and Dutch / Flemish services.
 o HSN International launched its second GLOBAL TODAY'S SPECIAL whereby more than 9,000 Lenox collectibles sold-out across every HSN service simultaneously in a single day.
 o In a joint venture with Prosieben, HSN launched a live transactional TV and travel show in Germany.
 o Home Shopping Espanol launched in Mexico through PCTV in May, becoming the only Spanish-language television network available in the continental United States, Puerto Rico and Mexico.
 o HSN is the world's most distributed television retailer, with services in 8 languages reaching 155 million homes globally.



                                   -- More --

                                                                     TV HOUSEHOLDS                    LIVE HOURS
                                                                   6/01        6/00      GROWTH       DAILY 6/01       STAKE
                                                                   ----        ----      ------       ----------       -----
Consolidated Services:                                                 (IN MILLIONS @ 6/30)
     Germany (includes Austria / Switzerland)..............        30.1        28.6        1.5       20 hours            42%
     Home Shopping Espanol (U.S. / Puerto Rico / Mexico)...         5.9         2.7        3.2       18 hours           100%

Unconsolidated Services:
     TVSN (China)..........................................        20.3        --         20.3       5 hours             21%
     Shop Channel (Japan) .................................        10.3         7.9        2.4       12 hours            30%
     Italy.................................................         9.4        --          9.4       10 hours            33%
     Belgium / The Netherlands.............................         2.2        --          2.2       8 hours             47%
     France / Belgium......................................         1.6         1.4        0.2       8 hours             47%

INFORMATION & SERVICES HIGHLIGHTS

TICKETMASTER grew ticketing EBITDA by 13% to $35.5 million on 15% higher revenue to a record $163.9 million, its best quarter in its 25-year history.
 o Online ticket sales accounted for a record 33.2% of total tickets sold by Ticketmaster, versus 25.5% in Q2 '00. Ticketmaster hosted 80 Internet pre-sales during the quarter, including those for Madonna, Aerosmith and Sugar Ray.
 o Match.com increased the number of paying subscribers to more than 215,000, a 38% increase from 12/00. Match.com earned $2.8 million in EBITDA in Q2.
 o Citysearch reduced its EBITDA losses for the 5th consecutive quarter and increased its unique users to 4.5 million in June, a 29% increase since January 2001.
 o   Ticketmaster is the world's leading ticketing and access company.

                                                                   Q2 01       Q2 00     GROWTH
                                                                   -----       -----     ------
     Number of tickets sold (IN MILLIONS)............              23.5        22.3        6%
     Gross value of tickets sold (IN MILLIONS).......            $1,016        $881       15%
     Revenue per ticket..............................             $6.29       $5.89        7%
     Share of tickets sold online.........................        33.2%       25.5%
     Top-selling events in Q2 `01.........................        Aerosmith, Seattle Mariners, Tim McGraw,
                                                                  New York Yankees, WWF and Janet Jackson


                                   -- More --

HOTEL RESERVATIONS NETWORK increased EBITDA by 62% to $21.0 million on 77% higher revenue of $138.3 million, its best quarter in its 10-year history.
 o HRN expanded into eleven new markets and sold more than 1 million room nights during Q2.
 o   HRN now has nearly 21,000 mostly-exclusive affiliates under contract.
 o   HRN is the #1 provider of discount hotel accommodations worldwide.

                                                                Q2 01       Q2 00      GROWTH
                                                                -----       -----      ------
     Hotel room nights sold..........................        1,030,000     586,721        76%
     Affiliates (including TravelNow)................           20,857      10,500        99%
     Properties......................................            3,374       1,925        75%
     Cities served (AS OF 6/30)......................              146          60       143%

PRECISION RESPONSE decreased EBITDA by 15% to $10.2 million on 8% higher revenue of $75.6 million.
 o PRC's business was affected by an economy-related slowdown in the outsourcing of customer care programs, particularly with respect to services provided to the dot com sector. As a result, revenue growth and gross profit margins were adversely impacted.
 o PRC recently announced its acquisition of Hancock Information Group, a leader in high-tech, business-to-business teleservicing.
 o Precision Response Corporation is a global leader in Customer Relationship Management (CRM) and outsourced customer care.

SHARES OUTSTANDING, MARKET CAPITALIZATION, NET DEBT

As of July 20, 2001, USA had outstanding 736.8 million shares, including exchangeable securities, with an aggregate market capitalization of approximately $20 billion. USA's net cash balance, including that of its public subsidiaries and an advance receivable to Universal, was approximately $100 million as of June 30, 2001. Net cash is expected to increase following the receipt of additional cash proceeds from the sale of USA Broadcasting to Univision.

STATEMENTS OF OPERATIONS

The actual quarterly results are not comparable due to:
1) the acquisition of Precision Response in April, 2000;
2) the acquisition of Styleclick.com in August 2000; and
3) Ticketmaster's acquisition of TicketWeb in May 2000.


                                   -- More --

ANALYST CONFERENCE CALL
USA Networks, Inc. will audiocast its conference call with analysts and investors discussing the company's second quarter financial results on Wednesday, July 25, 2001, at 11:00 a.m. Eastern Time (ET). The live audiocast is open to the public at www.usanetworks.com/investor.relations. A replay of the audiocast will begin approximately one hour after its completion at www.usanetworks.com/investor.relations.


IMPORTANT DISCLOSURES / LEGEND AND FORWARD LOOKING STATEMENTS / FOOTNOTES

USA and Expedia will file a joint prospectus/proxy statement and other relevant documents concerning USA's acquisition of Expedia with the Securities and Exchange Commission ("SEC"). INVESTORS ARE URGED TO READ THE JOINT PROSPECTUS/PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED IN THE FUTURE WITH THE SEC BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain such documents free of charge at the SEC's website at www.sec.gov. In addition, such documents may also be obtained free of charge by contacting USA Networks, Inc., 152 West 57th Street, New York, New York, 10019, Attention: Investor Relations, or Expedia, Inc., 13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005, Attention: Investor Relations.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information relating to possible or assumed future results of operations of USA after giving effect to the acquisitions discussed in this press release, including those preceded by, followed by or that include the words "believes," "projects," "expects," "anticipates" or similar expressions. These statements reflect the current views of USA with respect to future events. The following important factors, in addition to those described in USA's filings with the SEC, could affect the future results of USA, and could cause those results to differ materially from those expressed in the forward-looking statements: material adverse changes in economic conditions in the markets served by our businesses; future regulatory actions and conditions in our businesses' operating areas; competition from others; successful integration of our divisions, including recently acquired and to be acquired businesses; product demand and market acceptance; the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; and obtaining and retaining key executives and employees. These forward-looking statements are made as of the date of this press release, and USA undertakes no obligation to update or revise them, whether as a result of new information, future events or any other reason.

The financial, statistical and other information contained in this press release and its attachments is unaudited. USA Network and SCI FI ratings and household delivery data per NMR Galaxy Explorer for NHI defined periods versus comparable periods. Subscriber counts based on Nielsen People Meter Installed Sample, June `01 vs. `00. All ratings within each network's coverage area. Studios' syndicated program ratings per NSS (GAA % where applicable), and broadcast network data per NTI for comparable time periods. Subject to qualifications. Online retail market data per PhocusWright (2001). Internet and television retailing market information sources include, but are not limited to Boston Consulting Group / Shop.org (May 2001), Jupiter (December 2000, August 2000, December 1999), Forrester (July 2000), and various other published industry and Wall Street analyst research. Operating metrics in this press release are pro forma for the pending transactions.


ABOUT USA NETWORKS, INC.
USA Networks, Inc. (NASDAQ: USAI), is focused on the new convergence of entertainment, information and direct selling. The Company is organized within two groups, the Entertainment Group and the Interactive Group, comprised of interrelated business divisions which include the following assets: USA Entertainment's USA Network, SCI FI Channel, TRIO, NWI, Crime, Studios USA, and USA Films; and USA Interactive's HSN, HSN International, HSN Interactive, Ticketmaster (NASDAQ: TMCS), which operates Citysearch and Match.com, Hotel Reservations Network (NASDAQ: ROOM), Electronic Commerce Solutions, Styleclick (NASDAQ: IBUY) and Precision Response Corporation.

CONTACTS:          USA COMMUNICATIONS:           USA INVESTOR RELATIONS:
                   Adrienne Becker               Roger Clark
                   212-314-7254                  212-314-7400

                         USA NETWORKS, INC. AND SUBSIDIARIES
                 BUSINESS SEGMENT INFORMATION - CONTINUING OPERATIONS
                                       UNAUDITED
                                  ( $ IN THOUSANDS )


                                                   THREE MONTHS ENDED JUNE 30,
                                              ACTUAL      PRO FORMA (a)     ACTUAL
                                            -----------   -------------   -----------
                                               2001           2000           2000
                                            -----------   -------------   -----------
REVENUES - OPERATING BUSINESSES
   Cable and studios                        $   444,203    $   390,688    $   390,688
   Electronic retailing - U.S.                  381,822        343,950        343,950
   Electronic retailing - Germany                80,194         57,138         57,138
   Ticketing                                    163,898        143,019        143,019
   Hotel reservations                           138,302         78,082         78,082
   Teleservices                                  75,624         70,212         70,212
   Intersegment Elimination                      (6,531)            --             --
                                            -----------    -----------    -----------
     SUB-TOTAL                                1,277,512      1,083,089      1,083,089
   Euro's exchange rate fluctuation (c)         (13,774)        (6,667)        (6,667)

REVENUES - EMERGING BUSINESSES
   Citysearch, Match.com and related             23,054         20,239         20,239
   Styleclick                                     2,438          6,286          5,792
   Electronic Commerce Solutions                  5,994          3,794          3,794
   HSN - international and other                  7,484          3,627          3,627
   USA Films                                     62,561         20,773         20,773
   Trio, NWI, Crime, other emerging media         6,179          3,709          3,709
                                            -----------    -----------    -----------
     SUB-TOTAL                                  107,710         58,428         57,934
                                            -----------    -----------    -----------
     TOTAL                                  $ 1,371,448    $ 1,134,850    $ 1,134,356
                                            ===========    ===========    ===========

EBITDA - OPERATING BUSINESSES (b)
   Cable and studios                        $   171,302    $   139,370    $   139,370
   Electronic retailing - U.S.                   55,207         52,552         52,552
   Electronic retailing - Germany                 5,864          4,726          4,726
   Ticketing                                     35,521         31,568         31,568
   Hotel reservations                            20,994         12,921         12,921
   Teleservices                                  10,183         11,927         11,927
   Corporate and other                           (8,175)        (6,796)        (6,796)
                                            -----------    -----------    -----------
     SUB-TOTAL                                  290,896        246,268        246,268
   Euro's exchange rate fluctuation (c)            (992)          (575)          (575)
   Nonrecurring charges (d)                          --         (7,806)        (7,806)

EBITDA - EMERGING BUSINESSES
   Citysearch, Match.com and related             (8,207)       (15,251)       (15,251)
   Styleclick                                    (5,842)       (15,150)        (9,971)
   Electronic Commerce Solutions                 (8,613)        (6,283)        (6,283)
   HSN - international and other                 (7,494)        (2,457)        (2,457)
   USA Films                                        632         (2,334)        (2,334)
   Trio, NWI, Crime, other emerging media        (2,354)        (1,997)        (1,997)
   Intersegment Elimination                      (3,949)            --             --
                                            -----------    -----------    -----------
     SUB-TOTAL                                  (35,827)       (43,472)       (38,293)
                                            -----------    -----------    -----------
   Styleclick restructuring charge (e)           (4,773)            --             --
                                            -----------    -----------    -----------
     TOTAL                                  $   249,304    $   194,415    $   199,594
                                            ===========    ===========    ===========


(a) Presented as if the acquisition of Styleclick had occurred at the beginning of the period presented.
(b) EBITDA is defined as net income plus, (1) provision for income taxes, (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees of $10,642 and $8,267, respectively, and (6) amortization of non-cash distribution and marketing expense and non-cash compensation expense.
(c) In order to present comparable results for HSN Germany, the results have been translated from Euros to U.S. dollars at a constant exchange rate.
(d) As part of a resignation agreement with a senior executive, the company recorded one-time compensation expense related to a consulting arrangement.
(e) Represents non-recurring costs related to consolidating Styleclick's operations in Chicago and the shutdown of the Firstauction.com website.

                         USA NETWORKS, INC. AND SUBSIDIARIES
                 BUSINESS SEGMENT INFORMATION - CONTINUING OPERATIONS
                                       UNAUDITED
                                  ( $ IN THOUSANDS )

                                                    SIX MONTHS ENDED JUNE 30,

                                              ACTUAL      PRO FORMA (a)     ACTUAL
                                            -----------   -------------   -----------
                                               2001           2000           2000
                                            -----------   -------------   -----------
REVENUES - OPERATING BUSINESSES
   Cable and studios                        $   881,854    $   769,641    $   769,641
   Electronic retailing - U.S.                  767,194        702,429        702,429
   Electronic retailing - Germany               159,055        122,936        122,936
   Ticketing                                    314,007        270,980        270,980
   Hotel reservations                           243,588        133,345        133,345
   Teleservices                                 156,316        139,861         70,212
   Intersegment Elimination                      (6,531)            --             --
                                            -----------    -----------    -----------
     SUB-TOTAL                                2,515,483      2,139,192      2,069,543
   Euro's exchange rate fluctuation (c)         (27,479)       (14,557)       (14,557)

REVENUES - EMERGING BUSINESSES
  Citysearch, Match.com and related             43,982         37,214         37,214
   Styleclick                                     6,457         14,155         12,409
   Electronic Commerce Solutions                 10,743          8,460          8,460
   HSN - international and other                 12,031          7,457          7,457
   USA Films                                    113,567         51,080         51,080
   Trio, NWI, Crime, other emerging media        12,341          4,271          4,271
                                            -----------    -----------    -----------
     SUB-TOTAL                                  199,121        122,637        120,891
                                            -----------    -----------    -----------
     TOTAL                                  $ 2,687,125    $ 2,247,272    $ 2,175,877
                                            ===========    ===========    ===========

EBITDA - OPERATING BUSINESSES (b)
   Cable and studios                        $   334,709    $   278,127    $   278,127
   Electronic retailing - U.S.                  106,942        108,250        108,250
   Electronic retailing - Germany                11,509         13,400         13,400
   Ticketing                                     65,754         58,951         58,951
   Hotel reservations                            36,816         21,097         21,097
   Teleservices                                  20,200         21,388         11,927
   Corporate and other                          (16,112)       (22,707)       (22,707)
                                            -----------    -----------    -----------
     SUB-TOTAL                                  559,818        478,506        469,045
   Euro's exchange rate fluctuation (c)          (1,928)        (1,609)        (1,609)
   Nonrecurring charges (d)                          --         (1,498)        (1,498)

EBITDA - EMERGING BUSINESSES
   Citysearch, Match.com and related            (19,694)       (32,627)       (32,627)
   Styleclick                                   (16,278)       (25,858)       (16,338)
   Electronic Commerce Solutions                (15,095)       (11,846)       (11,846)
   HSN - international and other                (13,908)        (3,950)        (3,950)
   USA Films                                       (403)          (152)          (152)
   Trio, NWI, Crime, other emerging media        (4,053)        (4,263)        (4,263)
   Intersegment Elimination                      (3,949)            --             --
                                            -----------    -----------    -----------
     SUB-TOTAL                                  (73,380)       (78,696)       (69,176)
                                            -----------    -----------    -----------
   Styleclick restructuring charge (e)           (4,773)            --             --
                                            -----------    -----------    -----------
     TOTAL                                  $   479,737    $   396,703    $   396,762
                                            ===========    ===========    ===========


(a) Presented as if the acquisitions of Precision Response and Styleclick had occurred at the beginning of the period presented.
(b) EBITDA is defined as net income plus, (1) provision for income taxes, (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees of $19,398 and $16,490, respectively, and (6) amortization of non-cash distribution and marketing expense and non-cash compensation expense.
(c) In order to present comparable results for HSN Germany, the results have been translated from Euros to U.S. dollars at a constant exchange rate.
(d) Represents one-time credits recognized in Q1 '00 by HSN in connection with a favorable settlement of litigation relating to an HSN broadcasting affiliation agreement ($4,661) and a cable affiliation agreement ($1,647). In addition, as part of a resignation agreement with a senior executive, the Company recorded a one-time compensation expense related to a consulting arrangement.
(e) Represents non-recurring costs related to consolidating Styleclick's operations in Chicago and the shutdown of the Firstauction.com website.

                                       USA NETWORKS, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    UNAUDITED
                                    ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )

                                                                             THREE MONTHS ENDED JUNE 30,

                                                                        ACTUAL      PRO FORMA (a)     ACTUAL
                                                                      -----------   -------------   -----------
                                                                         2001           2000           2000
                                                                      -----------   -------------   -----------
Revenues, net                                                         $ 1,371,448    $ 1,134,850    $ 1,134,356

Operating costs and expenses:
   Costs related to revenues                                              831,652        676,330        676,102
   Other costs and expenses                                               290,492        264,105        258,660
   Amortization of non cash distribution and marketing expense (b)          6,631          1,271          1,271
   Amortization of non cash compensation expense (c)                        1,308          4,823          4,823
   Amortization of cable distribution fees                                 10,642          8,267          8,267
   Depreciation and amortization                                          146,530        142,044        127,968
                                                                      -----------    -----------    -----------
     Total operating costs and expenses                                 1,287,255      1,096,840      1,077,091
                                                                      -----------    -----------    -----------
     Operating income                                                      84,193         38,010         57,265

Interest expense, net                                                     (12,915)        (7,860)        (7,748)
Other, net                                                                (13,731)        (1,929)        (1,929)
                                                                      -----------    -----------    -----------
     Earnings before income taxes and minority interest                    57,547         28,221         47,588

Income tax expense                                                        (22,828)       (29,589)       (23,998)
Minority interest                                                         (44,997)       (30,203)       (36,910)

                                                                      -----------    -----------    -----------
Net loss from continuing operations (d)                               $   (10,278)   $   (31,571)   $   (13,320)
                                                                      ===========    ===========    ===========

Net loss from continuing operations, excluding one-time charges and
  non-operating gains                                                 $    (7,544)   $   (26,864)   $    (8,613)
                                                                      ===========    ===========    ===========

Fully converted net earnings from continuing operations,
  excluding one-time charges and non-operating gains                  $    27,680    $    (6,974)   $    21,406
                                                                      ===========    ===========    ===========

Weighted average diluted shares                                           373,762        363,582        361,977
                                                                      ===========    ===========    ===========
Weighted average fully converted shares                                   763,378        724,735        748,548
                                                                      ===========    ===========    ===========

EPS FROM CONTINUING OPERATIONS

Basic loss per share                                                  $      (.03)   $      (.09)   $      (.04)
                                                                      ===========    ===========    ===========
Basic loss per share, excluding one-time charges
  and non-operating gains                                             $      (.02)   $      (.07)   $      (.02)
                                                                      ===========    ===========    ===========
Fully converted earnings per share, excluding
  one-time charges                                                    $       .04    $      (.01)   $       .03
                                                                      ===========    ===========    ===========

EBITDA (e)                                                            $   249,304    $   194,415    $   199,594
                                                                      ===========    ===========    ===========

(a) Presented as if the acquisition of Styleclick had occurred at the beginning of the period presented.
(b) Amortization of warrants and stock issued in exchange for distribution and marketing services.
(c) Expense relates to the Company's bonus stock purchase program and restricted stock awards.
(d) Q2 '01 excludes the gain on sale of of broadcasting stations, the sale of which to Univision was announced in December 2000. The Company estimates the gain will be in the $40 million - $50 million range and will be disclosed in the Company's 10-Q. Q2 '00 excludes the results of USA Broadcasting. The results for the discontinued operations was an after tax loss of $15,235.
(e) EBITDA is defined as net income plus, (1) provision for income taxes, (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees of $10,642 and $8,267, respectively, and (6) amortization of non-cash distribution and marketing expense and non-cash compensation expense.

                                                 USA NETWORKS, INC. AND SUBSIDIARIES
                                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                              UNAUDITED
                                              ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )

                                                                                           SIX MONTHS ENDED JUNE 30,

                                                                           PRO FORMA (a)    ACTUAL     PRO FORMA (a)(b)    ACTUAL
                                                                           -------------  -----------  ---------------- -----------
                                                                                2001         2001            2000          2000
                                                                            -----------   -----------  ---------------- -----------
Revenues, net                                                               $ 2,687,125   $ 2,687,125     $ 2,247,272   $ 2,175,877

Operating costs and expenses:
   Costs related to revenues                                                  1,631,825     1,631,825       1,341,933     1,287,504
   Other costs and expenses                                                     575,563       575,563         508,636       491,611
   Amortization of non cash distribution and marketing expense (c)               14,648        14,648           1,874         1,874
   Amortization of non cash compensation expense (d)                              4,163         4,163           6,156         6,156
   Amortization of cable distribution fees                                       19,398        19,398          16,490        16,490
   Depreciation and amortization                                                284,129       284,129         278,176       232,958
                                                                            -----------   -----------     -----------   -----------
     Total operating costs and expenses                                       2,529,726     2,529,726       2,153,265     2,036,593
                                                                            -----------   -----------     -----------   -----------
     Operating income                                                           157,399       157,399          94,007       139,284

Interest expense, net                                                           (24,331)      (24,331)        (16,462)      (15,777)
Other, net                                                                      (20,253)      (20,253)         (2,566)       (2,560)
                                                                            -----------   -----------     -----------   -----------
     Earnings before income taxes and minority interest                         112,815       112,815          74,979       120,947

Income tax expense                                                              (48,285)      (49,290)        (70,430)      (59,071)
Minority interest                                                               (94,334)      (91,186)        (71,710)      (82,295)
                                                                            -----------   -----------     -----------   -----------
     Loss from continuing operations, before cumulative effect of
      accounting change                                                         (29,804)      (27,661)        (67,161)      (20,419)

Cumulative effect of accounting change, net of tax (e)                           (9,187)       (9,187)             --            --

                                                                            -----------   -----------     -----------   -----------
Net loss from continuing operations (f)                                     $   (38,991)  $   (36,848)    $   (67,161)  $   (20,419)
                                                                            ===========   ===========     ===========   ===========

Net loss from continuing operations, excluding one-time charges and
  non-operating gains, before cum. effect of accounting change              $   (27,070)  $   (24,927)    $   (63,313)  $   (16,571)
                                                                            ===========   ===========     ===========   ===========

Fully converted net earnings from continuing operations, excluding one-time charges and non-operating gains, before cum

  effect of accounting change                                               $    38,492   $    40,635     $   (25,034)  $    40,238
                                                                            ===========   ===========     ===========   ===========

Weighted average diluted shares                                                 372,085       372,085         362,732       349,757
                                                                            ===========   ===========     ===========   ===========
Weighted average fully converted shares                                         762,463       762,463         723,885       740,224
                                                                            ===========   ===========     ===========   ===========

EPS FROM CONTINUING OPERATIONS, BEFORE CUM. EFFECT OF
  ACCOUNTING CHANGE:

Basic loss per share                                                        $      (.08)  $      (.07)    $      (.19)  $      (.06)
                                                                            ===========   ===========     ===========   ===========
Basic loss per share, excluding one-time charges
  and non-operating gains                                                   $      (.07)  $      (.07)    $      (.17)  $      (.05)
                                                                            ===========   ===========     ===========   ===========
Fully converted earnings per share, excluding
  one-time charges                                                          $       .05   $       .05     $      (.03)  $       .05
                                                                            ===========   ===========     ===========   ===========

EBITDA (g)                                                                  $   479,737   $   479,737     $   396,703   $   396,762
                                                                            ===========   ===========     ===========   ===========


(a) Presented as if the merger of Ticketmaster and TMCS had occurred at the beginning of the period presented. The merger has no impact on revenues or EBITDA. Pro forma results reflect the impact of the merger on minority interest and income taxes.
(b) Presented as if the acquisitions of Precision Response and Styleclick had occurred at the beginning of the period presented.
(c) Amortization of warrants and stock issued in exchange for distribution and marketing services.
(d) Expense relates to the Company's bonus stock purchase program and restricted stock awards.
(e) Represents the cumulative effect of adoption of SOP 00-2, "Accounting by Producers and Distributors of Films".
(f) 2001 excludes the gain on sale of of broadcasting stations, the sale of which to Univision was announced in December 2000. The Company estimates the gain will be in the $40 million - $50 million range and will be disclosed in the Company's 10-Q. Q2 '00 excludes the results of USA Broadcasting. The results for the discontinued operations was an after tax loss of $27,008.
(g) EBITDA is defined as net income plus, (1) provision for income taxes, (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees of $19,398 and $16,490 respectively, and (6) amortization of non-cash distribution and marketing expense and non-cash compensation expense.

                                             USA NETWORKS, INC. AND SUBSIDIARIES
                         EPS AND CASH NET INCOME RECONCILIATION INFORMATION - CONTINUING OPERATIONS
                                                          UNAUDITED
                                          ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )

                                                                                      THREE MONTHS ENDED JUNE 30,

                                                                           PRO FORMA     ACTUAL   PRO FORMA (a)    ACTUAL
                                                                           ---------   ---------  -------------   ---------
                                                                             2001        2001        2000           2000
                                                                           ---------   ---------  -------------   ---------
BASIC LOSS PER SHARE:
  Net loss                                                                 ($ 10,278)  ($ 10,278)     ($ 31,571)  ($ 13,320)
  Impact of unusual items, net of tax and minority interest (b)                2,734       2,734          4,707       4,707
                                                                           ---------   ---------      ---------   ---------
  BASIC LOSS, EXCLUDING UNUSUAL ITEMS (b)                                  $  (7,544)  $  (7,544)     $ (26,864)  $  (8,613)
                                                                           =========   =========      =========   =========

Weighted average basic shares                                                373,762     373,762        363,582     361,977
                                                                           =========   =========      =========   =========

  Basic loss per share:                                                    $    (.03)  $    (.03)     $    (.09)  $    (.04)
                                                                           =========   =========      =========   =========
  Basic loss per share excluding unusual items (b)                         $    (.02)  $    (.02)     $    (.07)  $    (.02)
                                                                           =========   =========      =========   =========
============================================================================================================================
CASH NET INCOME:
  Net loss                                                                 $ (10,278)  $ (10,278)     $ (31,571)  ($ 13,320)
  Impact of goodwill amortization, net of tax and minority interest           80,933      80,933         88,254      90,676
                                                                           ---------   ---------      ---------   ---------
  CASH NET INCOME                                                             70,655      70,655         56,683      77,356
  Impact of unusual items, net of tax and minority interest (b)                2,734       2,734          4,707       4,707
                                                                           ---------   ---------      ---------   ---------
  CASH NET INCOME, EXCLUDING UNUSUAL ITEMS (b)                             $  73,389   $  73,389      $  61,390   $  82,063
                                                                           =========   =========      =========   =========

Weighted average basic shares                                                373,762     373,762        363,582     361,977
                                                                           =========   =========      =========   =========

  Cash net income per share                                                $     .19   $     .19      $     .16   $     .21
                                                                           =========   =========      =========   =========
  Cash net income per share, excluding unusual items (b)                   $     .20   $     .20      $     .17   $     .23
                                                                           =========   =========      =========   =========
============================================================================================================================
FULLY CONVERTED NET EARNINGS:
  Net loss                                                                 $ (10,278)  $ (10,278)     $ (31,571)  $ (13,320)
  Impact of minority interest, net of tax                                     30,328      30,328         17,869      27,998
                                                                           ---------   ---------      ---------   ---------
  FULLY CONVERTED NET EARNINGS                                                20,050      20,050        (13,702)     14,678
  Impact of unusual items, net of tax and minority interest (b)                7,630       7,630          6,728       6,728
                                                                           ---------   ---------      ---------   ---------
  FULLY CONVERTED NET EARNINGS, EXCLUDING UNUSUAL ITEMS (b)                $  27,680   $  27,680      $  (6,974)  $  21,406
                                                                           =========   =========      =========   =========

Weighted average fully converted shares                                      763,378     763,378        724,735     748,548
                                                                           =========   =========      =========   =========

  Fully converted earnings per share                                       $     .03   $     .03      $    (.02)  $     .02
                                                                           =========   =========      =========   =========
  Fully converted earnings per share, excluding unusual items (b)          $     .04   $     .04      $    (.01)  $     .03
                                                                           =========   =========      =========   =========
============================================================================================================================
FULLY CONVERTED CASH NET INCOME:
  Net loss                                                                 $ (10,278)  $ (10,278)     $ (31,571)  $ (13,320)
  Impact of minority interest, net of tax                                     30,328      30,328         17,869      27,998
  Impact of goodwill amortization, net of tax and minority interest           80,933      80,933         88,254      90,676
                                                                           ---------   ---------      ---------   ---------
  FULLY CONVERTED CASH NET INCOME                                            100,983     100,983         74,552     105,354
  Impact of unusual items, net of tax and minority interest (b)                7,630       7,630          6,728       6,728
                                                                           ---------   ---------      ---------   ---------
  FULLY CONVERTED CASH NET INCOME, EXCLUDING UNUSUAL ITEMS (b)             $ 108,613   $ 108,613      $  81,280   $ 112,082
                                                                           =========   =========      =========   =========

Weighted average fully converted shares                                      763,378     763,378        750,153     748,548
                                                                           =========   =========      =========   =========

  Fully converted cash net income per share                                $     .13   $     .13      $     .10   $     .14
                                                                           =========   =========      =========   =========
  Fully converted cash net income per share, excluding unusual items (b)   $     .14   $     .14      $     .11   $     .15
                                                                           =========   =========      =========   =========

(a) Presented as if the acquisition of Styleclick had occurred at the beginning of the period presented.
(b)  Excludes one time charges and non-operating gains.

                                             USA NETWORKS, INC. AND SUBSIDIARIES
  EPS AND CASH NET INCOME RECONCILIATION INFORMATION - CONTINUING OPERATIONS, BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE
                                                          UNAUDITED
                                          ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )

                                                                                     SIX MONTHS ENDED JUNE 30,

                                                                   PRO FORMA (a)    ACTUAL     PRO FORMA (a)(b)      ACTUAL
                                                                   -------------   ---------   ----------------    ---------
                                                                        2001         2001           2000              2000
                                                                   -------------   ---------   ----------------    ---------
BASIC LOSS PER SHARE:
  Net loss                                                          $    (29,804)  $(27,661)   $       (67,161)   $ (20,419)
  Impact of unusual items, net of tax and minority interest (c)            2,734       2,734             3,848        3,848
                                                                       ---------   ---------   ---------------    ---------
  BASIC LOSS, EXCLUDING UNUSUAL ITEMS (c)                           $    (27,070)  $ (24,927)  $       (63,313)   $ (16,571)
                                                                       =========   =========   ===============    =========

Weighted average basic shares                                            372,085     372,085           362,732      349,757
                                                                       =========   =========   ===============    =========

  Basic loss per share:                                             $       (.08)  $    (.07)  $          (.19)   $    (.06)
                                                                       =========   =========   ===============    =========
  Basic loss per share excluding unusual items (c)                  $       (.07)  $    (.07)  $          (.17)   $    (.05)
                                                                       =========   =========   ===============    =========
============================================================================================================================
FULLY CONVERTED NET EARNINGS:
  Net loss                                                          $    (29,804)  $ (27,661)  $       (67,161)   $ (20,419)
  Impact of minority interest, net of tax                                 60,666      60,666            39,236       57,766
                                                                       ---------   ---------   ---------------    ---------
  FULLY CONVERTED NET EARNINGS                                            30,862      33,005           (27,925)      37,347
  Impact of unusual items, net of tax and minority interest (c)            7,630       7,630             2,891        2,891
                                                                       ---------   ---------   ---------------    ---------
  FULLY CONVERTED NET EARNINGS, EXCLUDING UNUSUAL ITEMS (c)         $     38,492   $  40,635   $       (25,034)   $  40,238
                                                                       =========   =========   ===============    =========

Weighted average fully converted shares                                  762,463     762,463           723,885      740,224
                                                                       =========   =========   ===============    =========

  Fully converted earnings per share                                $        .04   $     .04   $          (.04)   $     .05
                                                                       =========   =========   ===============    =========
  Fully converted earnings per share, excluding unusual items (c)   $        .05   $     .05   $          (.03)   $     .05
                                                                       =========   =========   ===============    =========
============================================================================================================================

(a) Presented as if the merger of Ticketmaster and TMCS had occurred at the beginning of the period presented. The merger has no impact on revenues or EBITDA. Pro forma results reflect the impact of the merger on minority interest and income taxes.
(b) Presented as if the acquisitions of Styleclick and Precision Response Corp. had occurred at the beginning of the period presented.
(c)   Excludes one time charges and non-operating gains.